Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF DECEMBER 31, 2024

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o ROSE HAUZENBERG
420 LEXINGTON AVENUE
SUITE 1402
NEW YORK, NY 10170

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: March 27, 2025

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Table of Contents

I.	Schedule of Debtors	3

II.	Cash Flow Estimates	4

III.	Notes to the Cash Flow Estimates	6

	Note 1 - Basis of Presentation	6

	Note 2 - Due from Non-Controlled Affiliates	8

	Note 3 - Due to LBHI from LBHI-Controlled Affiliates	11

	Note 4 - Legal Proceedings	12

	Note 5 - Taxes Payable	15

	Note 6 - Subsequent Events	16

IV.	Balance Sheets	17

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of December 31, 2024 (Unaudited)

I.	Schedule of Debtors

The twenty-three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtor’s chapter 11 case remains open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	09/15/2008

The following Debtors’ chapter 11 cases were closed pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257, No. 59472, No. 60623, and No. 61162):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	09/16/2008	01/28/2016
PAMI Statler Arms LLC	08-13664	09/23/2008	01/28/2016
CES Aviation LLC	08-13905	10/05/2008	01/28/2016
CES Aviation V LLC	08-13906	10/05/2008	01/28/2016
CES Aviation IX LLC	08-13907	10/05/2008	01/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	04/23/2009	01/28/2016
LB Somerset LLC	09-17503	12/22/2009	01/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	01/28/2016
East Dover Limited	08-13908	10/05/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	01/07/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/05/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/05/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/05/2008	06/14/2018
LB Rose Ranch LLC	09-10560	02/09/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/03/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/05/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	02/09/2009	02/11/2019
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/03/2008	05/04/2020
Lehman Brothers Commercial Paper Inc. (“LCPI”)	08-13900	10/05/2008	05/04/2020
BNC Mortgage LLC	09-10137	01/09/2009	05/04/2020
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/03/2008	07/01/2021

Quarterly Financial Report as of December 31, 2024 (Unaudited)

II.	Cash Flow Estimates

Lehman Brothers Holdings Inc. & LBHI-Controlled Affiliates

($ in millions)		As of 10/3/24	Cash Activity 10/4/24 - 12/31/24	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 12/31/24
CASH AND INVESTMENTS
Free Cash		$2	$24	$1	$—	27
Reserve for Disputed Claim		18	—	—	—	18
Reserves for all other (1)		70	(5)	(1)	—	64

TOTAL CASH AND INVESTMENTS [A]		$90	$19	$—	$—	110

CASH FLOW ESTIMATES
Recoveries From Non-Controlled Affiliates	Note 2
Europe - LBH PLC Subordinated Debt and related agreements (2)		$62	$—	$26		88
Europe - All Other (3)		122	(8)	(3)	—	111
Asia		5	—	(1)	—	5

Sub-Total - Recoveries From Non-Controlled Affiliates		189	(8)	23	—	204
Financial Instruments and Other Receipts (4)		30	(16)	2		16
Operating Expenses and Other		(38)	5	0	—	(33)
Cash held for the benefit of third parties		(7)	—	(0)		(7)
Estimated Taxes Payable	Note 5	(7)	—	—	—	(7)

TOTAL CASH FLOW ESTIMATES [B]		$167	$(19)	$25	$—	172

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B]		$257	$0	$25	$—	282

(1)	“Reserves for all other” includes reserves for compensation, legal matters, tax matters, funds owed to third parties, contingency, and administrative and other expenses.
(2)

“Europe – LBH PLC Subordinated Debt and related agreements” period end balances and related Estimated Changes are derived from the most recent “Base case” scenario from the estimated outcome statement of LBH PLC as at February 24, 2025, as disclosed by administrator PWC, which was updated to include the effect of the AGR litigation resolution (See Note 4 – Legal Proceedings – LBIE vs. AG Financial Products (“AGR”) for further information).

(3)	Cash Activity for “Recoveries From Non-Controlled Affiliates – Europe – All Other” includes a distribution from Lehman Brothers Limited.
(4)	Cash Activity for “Financial Instruments and Other Receipts” includes a non-U.S. withholding tax refund related to previous distributions from a UK-based affiliate.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Estimated Remaining Creditor Recoveries

The following schedule shows the estimated remaining creditor recoveries from LBHI by claim class, based on the “Estimated Cash Available for Distributions” in the preceding table on page 4.

Estimated Future Recoveries

($ in millions)
Lehman Brothers Holdings Inc.
		Allowed Claims Eligible for Distributions (1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 12.31.24	Actual Recovery % Thru D29 (2)	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
3	Senior Unsecured	$82,521	$141	0.171%	46.675%	46.845%
4A	Senior Affiliate Claims	33,537	50	0.150%	37.605%	37.755%
4B	Senior Affiliate Guarantee	9,521	14	0.146%	36.696%	36.842%
5	Senior Third-Party Guarantee	30,555	36	0.117%	29.361%	29.478%
7	General Unsecured	4,930	8	0.159%	43.693%	43.852%
8	Derivative Affiliate / Affiliate Guarantee Claims	451	1	0.138%	34.550%	34.687%
9A	Third Party Guarantee Derivatives	17,923	20	0.110%	27.637%	27.747%
9B	Third Party Guarantee Derivatives RACER’s	—	—	0.067%	16.802%	16.869%
10A	Subordinated Class 10A Claims	3,399	—	—	—	—
10B	Subordinated Class 10B Claims	10,330	—	—	—	—
10C	Subordinated Class 10C Claims	1,493	—	—	—	—

	Cash Available for Distributions on Allowed Claims	$194,660	$269

	Cash Held on Behalf of Disputed Claims, Net (3)		12

	Estimated Cash Available for Distributions		$282

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims Eligible for Distributions as reported on Exhibit B of the 29th Distribution Notice filed on September 26, 2024. For purposes of this calculation:

a.

Allowed Claims exclude (i) claims against LBHI satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.

b.	Allowed Claims Eligible for Distributions exclude Allowed Claims that LBHI owns against itself.
(2)

The 29th Plan Distribution occurred on October 3, 2024 (“D29”). Through D29, the Debtors have made distributions to creditors totaling $129.3 billion, of which $96.2 billion were payments on account of claims owned or formerly owned by third party creditors.

The 30th Plan Distribution is scheduled to occur on April 3, 2025.

(3)

The last remaining Disputed Claim is a Class 9A – Third Party Guarantee Derivative claim relating to a primary claim held by Enasarco against Lehman Brothers Finance S.A. (“LBF”). LBHI has entered into a stipulation such that the allowed amount of this Class 9A claim will be based on the outcome of LBF’s litigation against Enasarco in Switzerland, subject to a cap. LBHI has reserved for the full potential obligation under this agreement, including corresponding Plan Adjustments and interest calculated pursuant to the Plan, entirely in cash. See Note 4 – Legal Proceedings – LBF – Enasarco for further information.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

III.	Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make distributions to creditors of LBHI.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to LBHI and LBHI-Controlled Affiliates (collectively, the “Company”). The term “LBHI-Controlled Affiliates” refers to those affiliates that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. LBHI-Controlled Affiliates excludes, among others, certain affiliates (such as Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by LBHI as of the Effective Date and are under separate administrations abroad (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “December 31, 2024 Cash Flow Estimates”) were prepared to update the October 3, 2024 Cash Flow Estimates filed on November 26, 2024 (the “October 3, 2024 CFE”) and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These December 31, 2024 Cash Flow Estimates include an estimated recovery for all of the Company’s assets.

These December 31, 2024 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters, and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets, or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI and LBHI-Controlled Affiliates.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 1 – Basis of Presentation (continued)

Future expenses and distributions are dependent on the resolution of certain judicial proceedings and administrative matters involving the Company and its Non-Controlled Affiliates. The timing for achieving final resolution of these matters is uncertain. Consequently, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

This Quarterly Financial Report reflects cash activities through December 31, 2024, and is neither audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Key Assumptions

Recoveries from Non-Controlled Affiliates

The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s own current assumptions (informed by information obtained from Non-Controlled Affiliates’ fiduciaries including the Company’s involvement on creditors’ committees), except for recoveries from LBH PLC, for which the company derived its estimated recoveries from the “Base case” scenario per the most recent estimated outcome statement as at February 24, 2025, disclosed by its administrator, PWC. (See Note 2 – Due from Non-Controlled Affiliates for additional information)

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. The Company does not hedge against movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by LBHI. As such, the timing and amount of future recoveries from Non-Controlled Affiliates are uncertain, and actual recoveries may differ materially from these estimates.

Litigation

The Company is involved in or may be impacted by judicial proceedings including those of Non-Controlled Affiliates. The Company’s Cash Flow Estimates incorporate the Company’s own current assumptions in these matters. (See Note 4 – Legal Proceedings for additional information)

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, LBHI has received claims against itself by way of assignment from various affiliated entities, with no resulting economic effect on estimated overall recoveries. The receivables and payables of such claims are netted in the Balance Sheets of this Quarterly Financial Report.

Due from Affiliates

(as shown in the Balance Sheets and Note 2 and Note 3 herein)

Due from Affiliates represents (i) LBHI and LBHI-Controlled Affiliates receivables related to transactions with Non-Controlled Affiliates, and (ii) LBHI receivables related to transactions with LBHI-Controlled Affiliates.

In these December 31, 2024 Balance Sheets, Due from Non-Controlled Affiliates and Due from LBHI-Controlled Affiliates are recorded at estimated maximum potential remaining recoveries. These estimates for maximum potential remaining recoveries are materially higher in the aggregate than the Company’s current total estimated recoveries on these claims. These estimates are subject to ongoing review and revision.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates

The following table presents, on an aggregate basis for LBHI and LBHI-Controlled Affiliates, admitted or agreed filed claims against Non-Controlled Affiliates, Collections through December 31, 2024, aggregate Maximum Potential Recovery, and aggregate remaining Estimated Recoveries:

$ in millions	Local Currency	Admitted or Agreed Claims in Local Currency	Collections To Date in Local Currency	Maximum Potential Recoveries in USD (1)	Estimated Recoveries in USD (1)
Europe
Lehman Brothers Finance S.A.	CHF	11,092	(2,308)
LBH PLC - Subordinated Debt and Related Agreements (2)	GBP	1,061	(38)
LBH PLC - Senior (3)	GBP	403	(354)
Thayer Properties Limited	GBP	172	(115)
LB (PTG) Ltd	GBP	171	(95)

Total Europe				363	199

Asia
LB Commercial Corp. Asia Limited	HKD	19,479	(12,114)
LB Asia Pacific (Singapore) PTE	SGD	936	(563)
LB Investments PTE Ltd	SGD	805	(522)
Lehman Brothers Australia Ltd	AUD	114	(85)
Other

Total Asia				33	5

Total				$396	$204

(1)

Both Maximum Potential Recoveries and Estimated Recoveries columns include recovery amounts from all entities shown in the table, as well as recovery amounts from other less material Non-Controlled Affiliates.

(2)	Admitted or Agreed Claim balance has not been adjusted for guarantee claim payments.
(3)	Balances include statutory interest.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates (continued)

The table below presents the Maximum Potential Recovery from Non-Controlled Affiliates as of December 31, 2024, and the related activity since the previously filed Quarterly Financial Report as of October 3, 2024 (See Section IV – Balance Sheets):

		Activity 10/4/24 - 12/31/24
$ in millions	As of October 3, 2024	Cash Receipts (1)	Estimate Changes (2)	As of December 31, 2024
Due From Non-Controlled Affiliates	$1,006	$(8)	$(603)	$396

(1)	Cash receipts includes a distribution from Lehman Brothers Limited.
(2)

Estimate Changes includes a reduction in Maximum Potential Recovery balances as a result of the AGR matter being resolved (See Note 4 – Legal Proceedings – LBIE vs. AG Financial Products (“AGR”) for further information) and by the negative impact of movements in foreign exchange rates for the period.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates (continued)

The Company owns the following claims against LBH PLC, a non-controlled affiliate in administration in the UK: (i) senior claims with an aggregate remaining unpaid balance of £49 million; and (ii) subordinated claims of £1.061 billion.

In accordance with the Amended Framework Agreement, and the Company’s agreements with holders of approximately 16.8% of ECAPS, the Company is the beneficiary of future LBH PLC distributions recoveries as follows:

(a)	The remaining unpaid balance on the Company’s senior claims in the amount of £49 million;

(b)	~36% of any funds available for subordinated creditors up to £225 million of funds available; and

(c)	~64% of any funds available for subordinated creditors in excess of £225 million of funds available.

In LBH PLC’s most recent estimated outcome statement, as at February 24,2025, LBH PLC reported “Base case” estimated future distributions to its subordinated creditors of £194 million. Using this estimate, LBHI would receive approximately £69 million (or $88 million USD equivalent), which is included in the Company’s Cash Flow Estimates. Note: LBH PLC also reported “High case” estimated future distributions to its subordinated creditors of £221 million, which would result in a recovery to LBHI of approximately £79 million (or $100 million USD equivalent).

LBH PLC is the sole beneficiary of all distributions flowing from LB Holdings Intermediate 2 Limited. (“LBHI2”). LBHI2, through its interest in the Wentworth Joint Venture, is the partial beneficiary of future distributions flowing from Lehman Brothers International Europe (“LBIE”) as follows:

(1)	50% of any future distributions from LBIE up to £68 million; and

(2)	75% of any future distributions from LBIE above £68 million.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 3 – Due to LBHI from LBHI-Controlled Affiliates

The table below presents the Due to LBHI from LBHI-Controlled Affiliates balances as of December 31, 2024, and the related activity since the previously filed Quarterly Financial Report as of October 3, 2024 (See Section IV – Balance Sheets):

		Activity 10/4/24 -12/31/24
$ in millions	As of October 3, 2024	Cash Receipts	Other (1)	As of December 31, 2024
Due to LBHI from LBHI-Controlled Affiliates	$41	$(2)	$(27)	$12

(1)	Other includes the write-down of $27 million related to the winddown of an insolvent LBHI-Controlled entity.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 4 – Legal Proceedings

The Company is involved in or will be impacted by judicial proceedings. Listed below are proceedings asserting or relating to claims against LBHI. These proceedings could affect the timing and amount of future distributions. As more information becomes available, the Company may revise its cash flow estimates in future Quarterly Financial Reports. (See Note 1 – Basis of Presentation – Litigation for further discussion.)

ACTIVE LITIGATIONS
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Note
LBF - Enasarco	None	LBHI	Swiss Court	(a)
2138747 Ontario Inc. (“Ontario”) v. LBHI	LBHI	LBHI	NYS Supreme	(b)

RESOLVED LITIGATIONS
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Note
LBIE vs. AG Financial Products (“AGR”)	None	LBHI	NYS Supreme	(c)

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 4 – Legal Proceedings (continued)

(a)	LBF– Enasarco

Enasarco v. LBF is a dispute regarding the appropriate valuation of a terminated derivative transaction. Enasarco filed a claim of CHF 67 million against LBF based on the alleged loss incurred on the replacement of its derivative trade. The replacement trade was executed several months after the termination date of the original trade with LBF. LBF argued, among other things, that Enasarco had an obligation to value the trade as of the Early Termination Date, which would have resulted in a receivable to LBF, but in any event by a date earlier than that used by Enasarco.

LBF pursued the receivable in the UK courts but was not successful. In Switzerland, LBF rejected Enasarco’s claim and Enasarco objected. Enasarco’s claim was litigated in first instance Swiss Court (on remand), and in December 2021, that court ruled in favor of Enasarco, granting Enasarco the full amount of its filed claim plus certain legal costs. LBF appealed this ruling to the Superior Court of the Canton of Zurich and in October 2022, the Superior Court denied LBF’s appeal on procedural grounds. LBF appealed this decision to the Swiss Federal Supreme Court, and in September 2023, the Court granted LBF’s appeal. The appeal is now proceeding in the Superior Court.

LBHI is the largest creditor of LBF, a non-controlled affiliate in liquidation in Switzerland. LBF’s remaining future distributions will be materially impacted by the outcome of this legal proceeding.

In addition, the outcome of LBHI’s lone remaining disputed claim will be based on the outcome of this litigation (see footnote (3) on page 5 for more information).

(b)	2138747 Ontario Inc. (“Ontario”) v. LBHI

Ontario, a company formed by the founder of Skypower Corp. to bring claims against Samsung C&T Corporation and Samsung America, Inc. (together, “Samsung”) for alleged misappropriation of trade secrets, sued LBHI and Ontario’s former law firm in New York State Supreme Court in July 2017 for alleged damages of at least $175 million for failing to properly document and effectively convey LB Skypower Inc.’s purported claims against Samsung to Ontario. LB Skypower Inc. was an indirect non-debtor subsidiary of LBHI and was the majority investor in Skypower Corp., a clean energy company in Canada.

The defendants moved to dismiss all claims and the Court granted that motion except for the breach of contract claim against LBHI. The Court bifurcated the case into a liability phase and then a damages phase, should LBHI be found liable. The parties have each moved for summary judgement on liability. Oral argument on those motions is scheduled for April 21, 2025.

LBHI believes it will prevail on its motion and the case will be dismissed in its entirety based on numerous grounds cited in the motion. LBHI is also seeking sanctions (reimbursement of fees and costs) against Ontario for its frivolous conduct in connection with the pending motions.

(c)	LBIE vs. AG Financial Products (“AGR”)

In November 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

In July 2018, the New York Supreme Court dismissed LBIE’s claims with respect to the nine allegedly improperly terminated transactions in their entirety. The Court also dismissed the claim that AGR breached its implied duty of good faith and fair dealing with respect to the valuation of the 28 terminated credit derivatives transactions but found that there was a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and allowed LBIE to proceed with its claim against AGR for breach of contract.

The trial in the New York Supreme Court concluded in November 2021. In March 2023, the Court issued its decision in favor of AGR and granted AGR’s claim. LBIE appealed that decision, and in March 2024, the Appellate Division of the Supreme Court

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 4 – Legal Proceedings (continued)

(c) LBIE vs. AG Financial Products (“AGR”) (continued)

First Judicial Department (“Appellate Division”) issued its decision upholding the lower court ruling in all respects. LBIE filed an application to appeal that decision to the New York Court of Appeals in August 2024.

Subsequent event – In January 2025, the New York State Court of Appeals denied LBIE’s motion requesting appeal of the lower court rulings in favor of AGR. This matter is now resolved. LBHI’s beneficial interest in LBIE is via LBHI’s subordinated debt claim into LBH PLC. The value of that claim included in these December 31, 2024 Cash Flow Estimates is derived from the base case estimate of future distributions disclosed in LBH PLC’s most recent subsequent financial report, which reflects the finalization of this matter in AGR’s favor.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 5 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits, and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement. The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years.

As of December 31, 2024, the Company recorded an estimate of $6.6 million for potential amounts owed to federal, state, local and international taxing authorities, net of expected refund claims.

Net Operating Losses

The NOLs of the LBHI Tax Group (including LBHI-Controlled Affiliates) are subject to audit and adjustment by the IRS. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtor. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtor for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation.

In January 2020, the Company received a supplemental IRS ruling extending the original ruling relating to the Company’s liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset income resulting from the discharge of debt on the final date of liquidation of LBHI.

Quarterly Financial Report as of December 31, 2024 (Unaudited)

Note 6 – Subsequent Events

30th Plan Distribution

On April 3, 2025, LBHI will make its 30th Plan Distribution to creditors. The Company’s gross distributions on account of Allowed Claims will total approximately $116 million, or $99 million of cash distributions to third parties (excluding distributions on account of Allowed Claims that LBHI owns against itself).

IV.	Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and LBHI-Controlled Affiliates

Balance Sheets As of December 31, 2024

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555 (1)	Total LBHI- Controlled Affiliates (2)
Assets
Cash and short-term investments	$26	$1
Cash and short-term investments restricted	81	2
Financial instruments and Other Assets	8	8
Investments in Affiliates	55	0
Due from Affiliates:
LBHI-Controlled Affiliates	12	(0)
Non-Controlled Affiliates	337	59

Total Due from Affiliates	349	59

Total Assets	$520	$69

Liabilities and Stockholders’ Equity Liabilities
Payables to LBHI and other liabilities	$5	$0
Due to Affiliates	0	12
Taxes Payable	6	1
Liabilities Subject to Compromise	128,269	—

Total Liabilities	128,280	14
Stockholders’ Equity	(127,760)	55

Total Liabilities and Stockholders’ Equity	$520	$69

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for LBHI do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)

Balances for LBHI-Controlled Affiliates reflect the impact of eliminations of (i) intercompany balances only between LBHI-Controlled Affiliates and (ii) investments in subsidiaries only between LBHI-Controlled Affiliates.

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